UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 22, 2010

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841
(I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York	11788
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Explanatory Note

On July 23, 2010, Audiovox Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Filing”) which Original Filing, although signed by Charles M. Stoehr, Chief Financial Officer of the Company on July 23, 2010, was not filed with a conformed signature.  The Company is filing this 8-K/A to clarify that the Original Filing was signed and except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing.

Item 5.07                                Submission of Matters to a Vote of Security Holders

On July 22, 2010, the following matters were voted upon and approved by Audiovox Corporation’s (the “Company”) shareholders at the Company’s Annual Meeting of Shareholders:

(1)	The election of seven members to the board of Directors; and,

(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2011.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director's Name	Votes For	Votes Withheld	Broker Non-Votes

Class A Directors:

Paul C. Kreuch, Jr.	15,498,420	366,408	2,833,655
Dennis F. McManus	15,507,995	356,833	2,833,655
Peter A. Lesser	15,598,088	266,740	2,833,655
Philip Christopher	15,501,020	363,808	2,833,655

Class A and B Directors:

John J. Shalam	34,969,328	3,505,040	2,833,655
Patrick M. Lavelle	35,045,995	3,428,373	2,833,655
Charles M. Stoehr	33,405,785	5,068,583	2,833,655

Ratification of the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2011:

Votes For	Votes Against	Votes Abstained

41,218,352	24,994	64,677

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATION (Registrant)

Date: July 23, 2010                                                                               BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer